Exhibit 8.1

December 29, 2020

Romeo Systems, Inc.

4380 Ayers Avenue

Vernon, California 90058

Re:	Agreement and Plan of Merger, dated as of October 5, 2020

Ladies and Gentlemen:

We have acted as special tax counsel to Romeo Systems, Inc., a Delaware corporation (“Romeo”) in connection with the proposed merger of RMG Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of RMG Acquisition Corp., a Delaware corporation (“RMG”), with and into Romeo (the “Merger”), as contemplated by the Agreement and Plan of Merger, dated as of October 5, 2020, by and among RMG, Merger Sub and Romeo (as amended through the date hereof, the “Merger Agreement”). This opinion is being delivered in connection with (i) the Registration Statement on Form S-4 (Registration No. 333-249488) (as amended through the date hereof, the “Initial Registration Statement”) initially filed by RMG on October 15, 2020, including the proxy statement/prospectus/consent solicitation statement forming a part thereof (the “Proxy Statement/Prospectus/Information Statement”), and (ii) the related Registration Statement on Form S-4 (the “462(b) Registration Statement” and, together with the Initial Registration Statement, the “Registration Statements”) filed by RMG on the date hereof pursuant to Rule 462(b) promulgated under the Securities Act. The 462(b) Registration Statement incorporates by reference the Initial Registration Statement that was declared effective on December 10, 2020. Capitalized terms not defined herein have the meanings specified in the Merger Agreement unless otherwise indicated.

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations, covenants and warranties contained in (i) the Merger Agreement (including any Exhibits and Schedules thereto), (ii) the Registration Statements, (iii) the Proxy Statement/Prospectus/Information Statement, (iv) the respective tax representation letters of RMG, Merger Sub, and Romeo, each dated as of the date hereof and delivered to us for purposes of this opinion (the “Representation Letters”) and (v) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

In addition, we have assumed, with your consent, that:

1.       Original documents (including signatures) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

December 29, 2020

2.       The Merger will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement, the Registration Statements and the Proxy Statement/Prospectus/Information Statement, and the Merger will be effective under the laws of the State of Delaware;

3.       All factual statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct in all respects and will remain true, complete and correct in all respects up to and including the Effective Time, and no actions have been taken or will be taken which are inconsistent with such factual statements, descriptions or representations or which make any such factual statements, descriptions or representations untrue, incomplete or incorrect at the Effective Time;

4.       Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified or that are based upon any person’s “belief,” “expectation” or similar qualification are true, complete and correct in all respects and will continue to be true, complete and correct in all respects at all times up to and including the Effective Time, in each case without such qualification; and

5.       The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement, the Registration Statements and the Proxy Statement/Prospectus/Information Statement.

Based upon and subject to the foregoing, and subject to the qualifications, exceptions, assumptions and limitations stated in the Registration Statements and the Proxy Statement/Prospectus/Information Statement, we are of the opinion that the Merger will qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

In addition to the matters set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

1.       This opinion represents our best judgment regarding the application of U.S. federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures, but does not address all of the U.S. federal income tax consequences of the Merger. We express no opinion as to U.S. federal, state, local, foreign, or other tax consequences, other than as set forth herein. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the validity of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the U.S. federal income tax laws.

December 29, 2020

2.       No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement or to any matter whatsoever, including the Merger, if, to the extent relevant to our opinion, either all the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any provisions thereof or all of the factual statements, representations, warranties and assumptions upon which we have relied, including in the Registration Statements, the Proxy Statement/Prospectus/Information Statement and the Representation Letters, are not true and accurate at all relevant times.

We are furnishing this opinion in connection with the filing of the Registration Statements, and this opinion is not to be relied upon for any other purpose without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statements and to the reference to our firm name therein under the caption “Material U.S. Federal Income Tax Considerations.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ PAUL HASTINGS LLP

PAUL HASTINGS LLP